UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2023
LIGAND PHARMACEUTICALS INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

3911 Sorrento Valley Boulevard, Suite 110
San Diego
CA	92121
(Address of principal executive offices)	(Zip Code)
(858) 550-7500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	LGND	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Items.
On September 18, 2023, Ligand Pharmaceuticals Incorporated (“Ligand,” the “Company” or “we”) announced that it entered into a merger agreement, pursuant to which its subsidiary, Pelican Technology Holdings, Inc., (“Pelican”) became a wholly owned subsidiary of Primrose Bio, Inc. (“Primrose Bio”, formerly known as Primordial Genetics, Inc.). Primrose Bio is a stand-alone private company focused on synthetic biology. As part of the transaction, Ligand retains the existing commercial royalties related to the Pelican Expression Technology and will own 49.9% of Primrose Bio. Simultaneous with the merger, Ligand entered into a Purchase and Sale Agreement with Primrose Bio and contributed $15 million in exchange for 50% of potential development milestones and certain commercial milestones from two contracts previously entered into by Primordial Genetics. In addition, starting January 1, 2025, Ligand will receive 25% of sales revenue of PeliCRM197 above $3.0 million and 35% of all PeliCRM197 licensing revenue in perpetuity.

Primrose Bio combines the Primordial Genetics’ Function Generator and Ligand’s Pelican Expression Technology platform. Function Generator is designed to systematically generate tens of millions of novel genes in an ultra-high-throughput fashion, to enable the discovery of enzymes and microbes with improved function. The Pelican Expression Technology is a robust and scalable production platform used in five approved medicines that is especially well-suited for large-scale protein production of complex proteins. These proprietary technologies have been leveraged to create Prima RNApols and PeliCRM197, two manufacturing and formulation solutions licensed to biopharma companies to develop mRNA therapeutics and conjugate vaccines, respectively.

Ligand retains the existing royalty rights from the Pelican Expression Technology, including economic rights to Jazz’s RYLAZE, Merck’s VAXNEUVANCE and V116 vaccines, Alvogen’s Teriparatide, Serum Institute of India’s Pneumosil and MenFive vaccines, among others.

Forward-Looking Statements

This report contains forward-looking statements by Ligand that involve risks and uncertainties and reflect Ligand's judgment as of the date of this report. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include the potential for new revenue from the economic rights purchased from Primordial Genetics. Actual events or results may differ from Ligand’s or its partner’s expectations due to risks and uncertainties inherent in Ligand’s and its partner’s business, including, without limitation: Ligand will be dependent on Primrose Bio to leverage the Pelican Expression Technology and Function Generator platforms and to generate revenue from its commercial contracts; Ligand may not be able to create future revenues and cash flows through its partnerships or otherwise; the spin-off of Pelican Holdings, Inc. may not achieve the intended strategic, operational and financial benefits; and other risks described in Ligand’s prior filings with the Securities and Exchange Commission available at www.sec.gov. Ligand disclaims any intent or obligation to update these forward-looking statements beyond the date of this report. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: September 18, 2023	By: /s/ Andrew Reardon Name: Andrew Reardon Title: Chief Legal Officer and Secretary